Exhibit 4.5(b)

EXECUTION VERSION

AMENDMENT NO. 1
TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made as of August 27, 2013 by and among Actuant Corporation, a Wisconsin corporation (the “Company”), Actuant Limited, a company organized under the laws of England (“Actuant Ltd.”), Actuant Finance Limited, a company organized under the laws of England (“Actuant Finance” and, collectively with the Company and Actuant Ltd., the “Borrowers”), the financial institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as the administrative agent for the “Lenders” referred to below (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.
W I T N E S S E T H:
WHEREAS, the signatories hereto are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of July 18, 2013, among the Borrowers, the financial institutions from time to time parties thereto (the “Lenders”) and the Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendment to the Credit Agreement.
1. Amendment. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended by deleting the word “[Reserved]” in clause (vii) of Section 6.14 of the Credit Agreement and replacing it with the following:
(vii)    The intercompany loans in an aggregate principal amount not to exceed $245,000,000 (or the Dollar equivalent thereof) made by Actuant UK Holdings, LLC, a Wholly-Owned Subsidiary of the Company to (i) Actuant Acquisitions Limited, the proceeds of which shall be used to pay cash consideration for the acquisition by Actuant Acquisitions Limited of Venice Topco Limited and its Subsidiaries (commonly known as Viking SeaTech) and (ii) immediately following the consummation of such acquisition, to Venice Topco Limited, which shall then be a Wholly-Owned Subsidiary of the Company, the proceeds of which shall be used to repay any assumed Indebtedness of Venice Topco Limited and its Subsidiaries, provided that (1) the aforementioned acquisition constitutes a Permitted Acquisition and (2) Actuant UK Holdings, LLC delivers to the Agent any promissory notes received by it to evidence such loans to the extent required by and in accordance with the terms of the Security Agreement.
2.    Conditions of Effectiveness. This Amendment shall become effective as of the date hereof if, and only if, the Agent shall have received:
(a)    executed copies of this Amendment from the Borrowers, the Agent and the Required Lenders;

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(b)    executed copies of the Reaffirmation attached hereto in the form of Exhibit A from each existing Guarantor and Foreign Law Pledgor;
(c)    confirmation that all fees and expenses of counsel to the Agent required to be paid in connection with the Loan Documents (including this Amendment) pursuant to Section 9.6 of the Credit Agreement have been paid, in each case to the extent that invoices for the same have been submitted at least one Business Day prior to the date hereof;
(d)    a certificate of the Company demonstrating in reasonable detail pro forma compliance with the financial covenants contained in Section 6.19 of the Credit Agreement, all as more fully described in clauses (e) and (f) of the definition of “Permitted Acquisition”;
(e)    each of the documents and other deliveries required pursuant to Section 6.21 of the Credit Agreement to cause Actuant UK Holdings, LLC to become a Domestic Subsidiary Guarantor; and
(f)    such other instruments and documents as the Agent shall have reasonably requested in connection with this Amendment.
3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    Such Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as modified hereby). The execution and delivery by such Borrower of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby) have been duly authorized by proper corporate proceedings, and this Amendment and the Credit Agreement (as modified hereby) constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(b)    Neither the execution and delivery by such Borrower of this Amendment, nor the consummation of the transactions contemplated herein or in the Credit Agreement (as modified hereby), nor compliance with the provisions hereof or thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower, (ii) the articles or incorporation or by-laws or other organizational documents of such Borrower or (iii) the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Borrower pursuant to the terms of any such indenture, instrument or agreement.
(c)    No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower, is required to be obtained by such Borrower in connection with the execution and delivery of this Amendment or the legality, validity, binding effect or enforceability of the Credit Agreement (as modified hereby).

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(d)    As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article V of the Credit Agreement (as modified hereby) are true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.
4.    Reference to and Effect on the Credit Agreement and Loan Documents.
(a)    Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated otherwise herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.
(b)    Each Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Borrower arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), (iii) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Agent pursuant to any of the Loan Documents, and (iv) acknowledges and agrees that except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.
5.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ACTUANT CORPORATION,
as a Borrower

By: /s/ Terry M. Braatz
Name: Terry M. Braatz
Title: Treasurer

ACTUANT LIMITED,
as a Borrower

By: /s/ Jan de Koning
Name: Jan de Koning
Title: Director

ACTUANT FINANCE LIMITED,
as a Borrower

By: /s/ Jan de Koning
Name: Jan de Koning
Title: Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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JPMORGAN CHASE BANK, N.A.,
as a Lender and as Agent

By: /s/ Richard Barritt
Name: Richard Barritt
Title: Associate

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Marc Sanchez
Name: Marc Sanchez
Title: Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Thomas P. Trail
Name: Thomas P. Trail
Title: Director

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Caroline V. Krider
Name: Caroline V. Krider
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Brian P. Fox
Name: Brian P. Fox
Title: Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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BMO HARRIS BANK, N.A.,
as a Lender

By: /s/ Ronald J. Carey
Name: Ronald J. Carey
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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SUNTRUST BANK,
as a Lender

By: /s/ Johnetta Bush
Name: Johnetta Bush
Title: Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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RBS CITIZENS, N.A.,
as a Lender

By: /s/ Jeffrey P. Huening
Name: Jeffrey P. Huening
Title: Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Henry Hissrich
Name: Henry Hissrich
Title: Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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ROYAL BANK OF CANADA,
as a Lender

By: /s/ Ian C. Blaker
Name: Ian C. Blaker
Title: Authorized Signatory

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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BRANCH BANKING AND TRUST COMPANY,
as a Lender

By: /s/ Kurt W. Anstaett
Name: Kurt W. Anstaett
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Patrick Cowan
Name: Patrick Cowan
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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ASSOCIATED BANK, N.A.,
as a Lender

By: /s/ Daniel R. Holzhauer
Name: Daniel R. Holzhauer
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Fourth Amended and Restated Credit Agreement
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EXHIBIT A

Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 1 dated as of August 27, 2013 (the “Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of July 18, 2013, by and among Actuant Corporation, a Wisconsin corporation (the “Company”), Actuant Limited, a company organized under the laws of England (“Actuant Ltd.”), Actuant Finance Limited, a company organized under the laws of England (“Actuant Finance” and, collectively with the Company and Actuant Ltd., the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as the administrative agent for the Lenders (the “Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.
Each of the undersigned, by its signature below, hereby (a) acknowledges and consents to the execution and delivery of the Amendment by the parties thereto, (b) agrees that the Amendment and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Collateral Documents and the other Loan Documents to which it is a party (including, in the case of each Guarantor, without limitation, the Domestic Subsidiary Guaranty and the Security Agreement and, in the case of each Foreign Law Pledgor, without limitation, each applicable Foreign Law Pledge Agreement), (c) reaffirms all of its obligations under the Loan Documents to which it is a party, (d) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Agent pursuant to any of the Loan Documents, and (e) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in any Loan Document shall be a reference to the Credit Agreement as so modified by the Amendment and as the same has previously been, or may from time to time hereafter be, amended, restated, supplemented or otherwise modified. The Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

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ACTUANT ELECTRICAL, INC.
ACTUANT INTERNATIONAL HOLDINGS, INC.
ACTUANT UK HOLDINGS, LLC
APPLIED POWER INVESTMENTS II, INC..
B.W. ELLIOTT MANUFACTURING CO., LLC
CORTLAND COMPANY, INC.
ELECTRICAL HOLDINGS LLC
GB TOOLS & SUPPLIES, LLC
HYDRATIGHT OPERATIONS, INC.
MAXIMA HOLDING COMPANY, INC.
MAXIMA HOLDINGS - EUROPE, INC.
MAXIMA TECHNOLOGIES & SYSTEMS, LLC
PRECISION SURE-LOCK, INC.
PSL HOLDINGS, INC.
SANLO, INC.
VERSA TECHNOLOGIES, INC.

By:_______________________
Name: Terry M. Braatz
Title: Treasurer

ENGINEERED SOLUTIONS, L.P.

By:     Versa Technologies, Inc.,
    its general partner

By:_______________________
Name: Terry M. Braatz
Title: Treasurer

ACTUANT EUROPE HOLDINGS SAS

By:_______________________
Name:
Title:

ACTUANT INTERNATIONAL LIMITED

By:_______________________
Name:
Title:

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